Registration No.

             SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C.  20549

                          Form S-8
                   Registration Statement
                            Under
                 THE SECURITIES ACT OF 1933

                          ACC CORP.
-----------------------------------------------------------
   (Exact name of registrant as specified in its charter)

          Delaware                           16-1175232
-------------------------                    --------------
(State or other jurisdiction of              (I.R.S. Employer
incorporation or organization)             Identification No.)

            400 WEST AVENUE, ROCHESTER, NY  14611
-----------------------------------------------------------
          (Address of Principal Executive Offices)

       ACC CORP. CANADIAN EMPLOYEE STOCK PURCHASE PLAN
-----------------------------------------------------------
                  (Full title of the plan)

                       SARAH M. AYER-GUDELL, ESQ.
                       ASSISTANT CORPORATE COUNSEL
                                ACC CORP.
                   400 WEST AVE., ROCHESTER, NY  14614
                             (716) 987-3000
--------------------------------------------------------------
         (Name,address including zip code and telephone number, including area code of agent for service)

                                Copy to:
                         JOHN C. PARTIGAN, ESQ.
                   NIXON, HARGRAVE, DEVANS & DOYLE LLP
                      CLINTON SQUARE, P.O. BOX 1051
                          ROCHESTER, NY  14604
                              (716)263-1000

                     CALCULATION OF REGISTRATION FEE

                                PROPOSED        PROPOSED
                                MAXIMUM         MAXIMUM
SECURITIES        AMOUNT        OFFERING        AGGREGATE   AMOUNT OF
   TO BE          TO BE         PRICE           OFFERING    REGISTRATION
REGISTERED        REGISTERED    PER SHARE*      PRICE*      FEE
----------        ----------    ----------      ---------   ------------
Class A           200,000       $24.50        4,900,000   $1,484.85
Common Stock      Shares
par value
$.015 per
share

*  Estimated solely for purposes of calculating the registration fee.
Per share price and aggregate offering price are calculated pursuant to Rule 457(h) based upon the average of the High and Low Prices quoted for the Registrant's Class A Common Stock in over-the-counter trading on June 11, 1997 ($24.50) multiplied by the number of shares being registered hereby.
          In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

                           PART II
                   INFORMATION REQUIRED IN
                 THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

          The following documents which have been or will be in the future be filed by ACC Corp. (the "Company") with the Securities and Exchange Commission ("SEC") are incorporated in this Registration
Statement by reference:

     1. The Company's Annual Report on Form 10-K for its year ended December 31, 1996 filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), which contains certified financial statements for the Company's fiscal year ended December 31, 1996.

     2. The Company's Quarterly Report on Form 10-Q for its quarter ended March 31, 1997, filed pursuant to Section 13(a) or 15(d) of the Exchange Act.

     3. All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 1996.

     4. The Company's Notice of Annual Meeting of Shareholders and Proxy Statement for its Annual Meeting of Shareholders held on May 15, 1997, filed pursuant to Section 14 of the Exchange Act.

     5. The description of the Company's Class A Common Stock contained in the Company's Registration Statement on Form 8-A filed pursuant to Section 12 of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.


     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law ("DGCL") permits the Company to indemnify any Director or officer of the Company against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, incurred in defense of any action(other than an action by or in the right of the Company) arising by reason of the fact that he/she is or was an officer or Director of the Company, if in any civil action or proceeding it is determined that he/she acted in good faith and in a manner he/she reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, it is determined that he/she had no reasonable cause to believe his/her conduct was unlawful. Section 145 also permits the Company to indemnify any such officer or Director against expenses incurred in an action by or in the right of the Company if he/she acted in good faith and in a manner he/she reasonably believed to be in or not opposed to the best interests of the Company, except with respect of any matter as to which such person is adjudged to be liable to the Company, unless allowed by the court in which such action is brought. This statute requires indemnification of such officers and Directors against expenses to the extent they may be successful in defending any such action. The statute also permits purchase of liability insurance by the Company on behalf of its officers and Directors.

     Article Seven, Section 2 of the Company's Certificate of Incorporation and Article V of its By-laws (collectively its "charter documents") generally provide for the mandatory indemnification of and advancement of litigation expenses to the Company's Directors, officers and employees to the fullest extent permitted by the DGCL against all liabilities, losses and expenses incurred in connection with any action, suit or proceeding in which any of them become involved by reason of their service rendered to the Company, or, at its request, to another entity; provided that it is in good faith and in a manner that he/she reasonably believed to be in or not opposed to the Company's best interests, and in connection with any criminal proceeding, that the indemnitee had no reasonable cause to believe his/her conduct was unlawful. These provisions of the Company's charter documents are not exclusive of any other indemnification rights to which an indemnitee may be entitled, whether by contract or otherwise. The Company may also purchase liability insurance on behalf of its Directors and officers, whether or not it would have the obligation or power to indemnify any of them under the terms of its charter documents or the DGCL.

     The Company has acquired and maintains liability insurance for the benefit of its Directors and officers for serving in such capacities. It has also entered into indemnification agreements with each of its Directors and executive officers pursuant to which the Company has agreed to indemnify, subject to the terms thereof, each of them to the fullest extent authorized or permitted by the DGCL as well as any other law authorizing or permitting such indemnification adopted after the respective dates of such agreements, and to the fullest extent permitted by law, against any litigation or completed action, suit, proceeding or investigation by reason of the fact that such Director or executive officer is or was serving in any such capacity or is or was serving or at any time serves at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.  EXHIBITS

     See Exhibit Index.

ITEM 9.  UNDERTAKINGS.

     The undersigned registrant hereby undertakes;

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of Prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price present no more that a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

PROVIDED HOWEVER, that paragraphs (1)(i) and (1) (ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference to the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's Annual Report pursuant to Section 15(d) of the Exchange
Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to Directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of the expenses incurred or paid by a Director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such Director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                      POWER OF ATTORNEY

     The Registrant and each person whose signature appears below hereby appoints David K. Laniak, Arunas A. Chesonis and Michael R. Daley, and each of them, as attorneys-in-fact, each with full power of substitution, to execute in their names and on behalf of the Registrant and each such person, individually and in each capacity stated below, one or more amendments (including post-effective amendments) to this Registration Statement as the attorney-in-fact acting on the premise shall from time to time deem appropriate and to file any such amendment to this Registration Statement with the Securities and Exchange Commission.

                         SIGNATURES

THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in Rochester, New York, on this 16th day of June, 1997.

                                 ACC Corp.

                             s/ David K. Laniak
                             -------------------------
                             David K. Laniak,
                             Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                             s/ David K. Laniak
Date:     June 16, 1997      --------------------------
                             David K. Laniak
                             Chairman of the Board, Chief Executive
                             Officer and
                             Director


                             s/ Arunas A. Chesonis
Date:     June 16, 1997      --------------------------
                             Arunas A. Chesonis
                             President, Chief Operating Officer and
                             Director

                             s/ Michael R. Daley
Date:     June 16, 1997      --------------------------
                             Michael R. Daley
                             Executive Vice President
                             and Chief Financial
                             Officer
                             (Principal Financial and
                             Accounting Officer)


                             s/ Hugh F. Bennett
Date:     June 16, 1997      ---------------------------
                             Hugh F. Bennett, Director


                             s/ Willard Z. Estey
Date:     June 16, 1997      ---------------------------
                             Hon. Willard Z. Estey, Director
                             s/ Leslie D. Shroyer
Date:     June 16, 1997      ---------------------------
                             Leslie D. Shroyer, Director


                             s/ Daniel D. Tessoni
Date:     June 16, 1997      ---------------------------
                             Daniel D. Tessoni, Director


                             s/ Robert M. Van Degna
Date:     June 16, 1997      ---------------------------
                             Robert M. Van Degna, Director


THE PLAN. Pursuant to the requirements of the Securities Act of 1933, the Executive Compensation Committee of the Registrant's Board of Directors, as the administrator of this Plan, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Rochester, New York, on this 16th day of June, 1997.

                             ACC CORP. CANADIAN EMPLOYEE
                             STOCK PURCHASE PLAN

                             By: s/ Hugh F. Bennett
                                --------------------------
                                Hugh F. Bennett, Chairman
                                Executive Compensation
                                 Committee


                             By: s/ Daniel D. Tessoni
                                -------------------------
                                Daniel D. Tessoni, Member
                                Executive Compensation
                                 Committee


                             By: s/ Robert M. Van Degna
                                ---------------------------
                                Robert M. Van Degna, Member
                                Executive Compensation
                                 Committee

                        EXHIBIT INDEX




Exhibit
No.       Exhibit                           Location
--------  -------                           --------
4.1       ACC Corp. Canadian Employee
          Stock Purchase Plan               Filed herewith

5.1 Opinion of Sarah M. Ayer-Gudell, Filed herewith as to legality of the Plan and the Class A Common Stock.

23.1      Consent of Sarah M. Ayer-         Included in
          Gudell                            Opinion filed as
                                            Exhibit 5.1

23.2      Consent of Arthur Andersen        Filed herewith
          LLP, Independent Public
          Accountants

24.1      Power of Attorney                 See Part II of
                                            Registration
                                            Statement

                                      Exhibit 4.2

      ACC CORP.  CANADIAN EMPLOYEE STOCK PURCHASE PLAN

                        June 16, 1997

                     ARTICLE I - PURPOSE

1.01 PURPOSE

     The ACC Corp. Canadian Employee Stock Purchase Plan ("Plan") is intended to provide a method whereby employees (the "Canadian Employees") of ACC TelEnterprises Ltd. (the "Canadian Company") will have an opportunity to acquire a proprietary interest in ACC Corp. (the
"Company") through the purchase of shares of the Class A Common Stock of the Company.


            ARTICLE II - CERTAIN KEY DEFINITIONS

     As used herein, the following terms shall have the following meanings:

2.01 "BASE PAY"

     Regular straight-time earnings, excluding payments for overtime, shift premium, bonuses and other special payments, commissions and other marketing incentive payments, compensation under the Company's Employee
Long Term Incentive Plan, expense reimbursements, and any similar compensation excluded by the Committee in its sole discretion, provided that, for employees receiving commission compensation only, Base Pay during an Offering shall be deemed to be an amount fixed by the Committee or the Canadian Company's Vice President -- Human Resources from time to time.

2.02 "COMMITTEE"

     The Executive Compensation Committee of the Company's Board of Directors, as constituted from time to time, which shall have the responsibility for administering the Plan in all respects, in accordance with the provisions of Article X hereof.

2.03 "EMPLOYEE"

     Any person who is employed by the Canadian Company whose customary employment is 20 hours or more per week.

2.04 "MARKET VALUE"

     The fair market value of the Company's Class A Common Stock shall be determined by its Closing Price on the NASDAQ

National Market System ("NASDAQ") on the relevant date in question, PROVIDED THAT, if on such date there was no trading in the Company's Class A Common Stock reported on the NASDAQ System, then such fair market value shall be determined by reference to such Closing Price on the next preceding business day on which trading in the Company's Class A Common Stock did occur on the NASDAQ System. (At any time during the life of this Plan, should the Company's Class A Common Stock no longer trade on the NASDAQ System, then the Committee shall determine the fair market value of the Company's Class A Common Stock for the purposes of this Plan in good faith and in the exercise of its best judgment.)


         ARTICLE III - ELIGIBILITY AND PARTICIPATION

3.01 INITIAL ELIGIBILITY

     Any Canadian Company Employee shall be eligible to participate in the Plan.

3.02 COMMENCEMENT OF PARTICIPATION

     An eligible Employee may become a participant by completing a payroll deduction authorization form provided by the Canadian Company and filing it with the Canadian Company's Vice President -- Human Resources on or before the date set therefor by the Committee. Payroll deductions for a participant shall commence on the applicable Offering Commencement Date (as defined below) when his/her payroll deduction authorization becomes effective or, in the case of the first Offering Commencement Date under the Plan, July 15, 1997, and shall end on the last purchase date applicable to any Offering in which a participant holds any options as described below, unless sooner terminated as provided in Article VIII. All employees participating in the Plan shall have the same rights and privileges under this Plan except that the number of shares of the Company's Class A Common Stock that each participant may purchase hereunder will depend upon the level of such participant's compensation and the amount of his/her payroll deductions authorized.

3.03 LEAVE OF ABSENCE

     For purposes of participation in the Plan, an employee on leave of absence shall be deemed to be an employee for the first six months of such leave of absence. Such employee's employment shall be deemed to have terminated at the close of business on the last day of such six month period leave unless he/she shall have returned to regular full-time or part-time employment (as the case may be) prior to the close of business on such day. In certain circumstances, in the sole discretion of the Committee or the Canadian Company's Vice President -- Human Resources, a participant on leave of absence will continue to be considered an "employee" for purposes of the Plan for a longer period. Termination by the Company of any employee's leave of absence, other than by return to full-time or part-time employment, shall terminate such employee's participation in this Plan and rights to exercise any option hereunder in all respects.


                   ARTICLE IV - OFFERINGS

4.01 OFFERINGS

     From time to time, the Committee shall set the date or dates upon which one or more offerings of the Company's Class A Common Stock (the "Offerings") shall be made under this Plan. As used herein, the term "Offering Commencement Date" means either: (a) the date designated by the Committee on which a particular Offering begins, or (b) in the case of new employees hired subsequent to an Offering Commencement Date, on the date such employee is granted the opportunity to participate in that Offering by the Committee or the Canadian Company's Vice President -- Human Resources; and the term "Offering Termination Date" shall mean the date designated by the Committee on which a particular Offering ends. No option granted pursuant to an Offering shall have a term exceeding 27 months in length.


               ARTICLE V - PAYROLL DEDUCTIONS

5.01 AMOUNT OF DEDUCTION

     At the time a participant files his/her payroll deduction authorization, he/she shall elect to have deductions made from his/her pay on each payday during the time he/she is a participant in this Plan at a rate of up to 15% of his/her Base Pay in effect at the Offering Commencement Date of such Offering. (In the case of a part-time hourly employee, such employee's Base Pay during an Offering shall be determined by multiplying his/her hourly rate of pay in effect on the Offering Commencement Date by the number of regularly scheduled hours of work for such employee during such Offering.)

5.02 PARTICIPANT'S ACCOUNT

     All payroll deductions made for a participant shall be credited to his/her account under the Plan. A participant may not make any separate cash payments into his/her Plan account.

5.03 CHANGES IN PAYROLL DEDUCTIONS

     A participant may discontinue his/her participation in the Plan as provided in Article VIII, but no other change can be made during an Offering and, specifically, a participant may not alter the amount of his/her payroll deductions for that Offering.

5.04 LEAVE OF ABSENCE

     If a participant goes on a leave of absence, he/she shall have the right to elect: (a) to withdraw the balance in his or her account; or
(b) to discontinue contributions to the Plan but remain a participant in the Plan.


              ARTICLE VI - GRANTING OF OPTIONS

6.01 NUMBER OF OPTION SHARES

     On each Offering Commencement Date, a participant shall be deemed to have been granted an option to purchase a maximum number of shares of the Company's Class A Common Stock determined by: (i) multiplying the percentage of his/her Base Pay which he/she has elected to have withheld (not to exceed 15%), by (ii) the employee's Base Pay during the period of the Offering (as converted to U.S. dollars in accordance with Section
7.02 below) and (iii) dividing that product by 85% of the Market Value of the Company's Class A Common Stock on the applicable Offering Commencement Date.

6.02 OPTION PRICE

     The option price at which shares of the Company's Class A Common Stock may be purchased under any option granted under this Plan shall be the lower of:

     (a) 85% of the Market Value of the Company's Class A Common Stock on the applicable Offering Commencement Date (the "Base Option Price"); or

     (b) 85% of the Market Value of the Company's Class A Common Stock on the date shares of the Company's Class A Common Stock are purchased through the exercise of an option (the "Alternate Option Price").


               ARTICLE VII-EXERCISE OF OPTION

7.01 AUTOMATIC EXERCISE

     At the end of each payroll period, each participant shall have deducted from his/her pay the amount authorized. Such amounts shall be held for the credit of the participant by the Canadian Company as part of its general funds for the purchase of shares hereunder and shall not accrue any interest.

     On the last business day of each three-month period during the term of an Offering (a "Quarter"), a participant will automatically be deemed to have exercised his/her option to purchase, at the lower of the Base Option Price or the Alternate Option Price, the maximum number of full shares of the Company's Class A Common Stock that may be purchased with the amount deducted from the participant's Base Pay during that Quarter, together with any excess funds from preceding Quarters (but not in excess of the number of shares for which options have been granted to the participant pursuant to Article VI). As promptly as possible following each quarterly purchase date, the Canadian Company will forward to the Company the funds to purchase shares under the Plan. Any excess funds not expended in the purchase of whole shares of the Company's Class A Common Stock on any particular purchase date shall be retained in the participant's account and carried forward and applied to the purchase of shares on the next subsequent purchase date. Any excess of funds not expended on the last purchase date applicable to any Offering in which a participant holds any options will be returned to the participant.

     With respect to any participant who is subject to the restrictions imposed by Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), he/she must hold all shares received upon the exercise of any option under this Plan for a minimum of six months following (a) the date the option price is determined (as described above) or (b) the date such shares are distributed to him/her, whichever is later, before disposing of any such shares.

7.02 CURRENCY CONVERSION

     Canadian dollar amounts contributed by a Canadian employee to his or her account established pursuant to the Plan will be converted by the Canadian Company to U.S. dollars at the rate in effect immediately prior to a quarterly purchase date, as quoted by the Canadian Company's bank.

7.03 TRANSFERABILITY OF OPTIONS

     During a participant's lifetime, options held by such participant shall be exercisable only by that participant.

7.04 DELIVERY OF STOCK CERTIFICATES

     As promptly as practicable after the date each Quarter on which shares are purchased pursuant to an Offering, the Company will cause its Transfer Agent to deliver to each participant the certificate(s) representing the shares purchased upon exercise of his/her option(s). No fractional shares will be issued under the Plan.

                  ARTICLE VIII - WITHDRAWAL

8.01 GENERAL

     A participant may withdraw payroll deductions credited to his/her Plan account at any time by giving written notice to the Canadian Company's Vice President -- Human Resources. All of the participant's payroll deductions credited to his/her account will be paid to him/her promptly after receipt of such notice of withdrawal, without interest, no further payroll deductions will be made from his/her pay and such notice may be deemed by the Company as a notice of the participant's termination of participation in the Plan. The Company may, at its option, treat any attempt by a participant to borrow on the security of his/her accumulated payroll deductions as an election to withdraw such deductions.

8.02 EFFECT ON SUBSEQUENT PARTICIPATION

     A participant's termination of participation in the Plan will not have any effect upon his/her subsequent eligibility to participate in the Plan in accordance with its terms or in any similar plan which may hereafter be adopted by the Company; PROVIDED, HOWEVER, that any participant subject to the restrictions imposed by Section 16 of the Exchange Act shall not be permitted to re-enroll as a participant in the Plan for at least six months following the date of any termination of participation hereunder, and shall be subject to such other restrictions on participation as may be required from time to time by the relevant rules and regulations of the Securities and Exchange Commission (the "SEC").

8.03 TERMINATION OF EMPLOYMENT

     Upon termination of the participant's employment for any reason, including retirement (but excluding death while in the employ of the Canadian Company) or continuation of a leave of absence for a period beyond 90 days, the payroll deductions credited to his/her account will be returned, without interest, to him/her, or, in the case of his/her death subsequent to termination of his/her employment, to the person or persons entitled thereto under Article XI.

8.04 TERMINATION OF EMPLOYMENT DUE TO DEATH

     Upon termination of the participant's employment due to his/her death, his/her beneficiary (as defined in Article XI) will receive the accumulated payroll deductions credited to the participant's account under the Plan.


                  ARTICLE IX - PLAN SHARES

9.01 MAXIMUM SHARES

     The maximum number of shares which shall be issued under the Plan, subject to adjustment upon changes in capitalization of the Company as provided in Article XI, shall be 200,000 shares. Such shares may be treasury shares or authorized and unissued shares as the Committee may determine in its discretion.

9.02 PARTICIPANT'S INTEREST IN SHARES

     The participant will have no interest in any shares of the Company's Class A Common Stock covered by any option granted hereunder until such option has been exercised.

9.03 REGISTRATION OF SHARES

     Shares of the Company's Class A Common Stock to be delivered to a participant hereunder will be registered in the name of the participant, or, if the participant so directs by written notice to the Canadian Company's Vice President -- Human Resources prior to the issuance of any shares following a purchase date, in the names of the participant and one such other person as may be designated by the participant, as joint tenants with rights of survivorship or as tenants by the entirety, to the extent permitted by applicable law.

9.04 RESTRICTIONS ON EXERCISE

     The Committee may, in its discretion, require as conditions to the exercise of any option that a Registration Statement under the Securities Act of 1933, as amended, with respect to the shares of Class A Common Stock reserved for issuance upon the exercise of the option shall be effective, and/or that the participant shall represent at the time of purchase, in form and substance satisfactory to the Company, that it is his/her intention to purchase the shares for investment and not for resale or distribution.


                 ARTICLE X - ADMINISTRATION

10.01     DUTIES OF THE COMMITTEE

     The Committee shall administer the Plan in all respects. Subject to the express provisions of the Plan, the Committee shall have full authority and discretion to: (a) amend or modify the Plan and to determine the terms and conditions of all Offerings under the Plan; (b) interpret and construe any and all provisions of the Plan; (c) prescribe rules and regulations for the administration of the Plan; and (d) make all other determinations deemed necessary or advisable for its administration. The Committee's determination on the foregoing matters shall be conclusive. The Committee may not, however, make any changes to the Plan that would materially and adversely affect any option previously granted without the consent of the affected optionee. No member of the Committee shall be eligible to purchase stock under the Plan.


                 ARTICLE XI - MISCELLANEOUS

11.01     DESIGNATION OF BENEFICIARY

     A participant may file a written designation of a beneficiary who is to receive any stock or cash. Such designation of beneficiary may be changed by the participant at any time by written notice to the Canadian Company's Vice President -- Human Resources. Upon the death of a participant and upon receipt by the Canadian Company of proof of identity and existence at the participant's death of a beneficiary validly designated by him/her under the Plan, the Company shall deliver or cause to be delivered such stock or cash to such beneficiary. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall deliver or cause to be delivered such stock or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Canadian Company), the Canadian Company, in its discretion, may deliver or cause to be delivered such stock or cash to the spouse or to any one or more dependents of the participants as the Canadian Company may designate. No beneficiary shall, prior to the death of the participant by whom he/she has been designated, acquire any interest in the stock or cash credited to the participant under the Plan.

11.02     TRANSFERABILITY

     Neither payroll deductions credited to a participant's account nor any rights with regard to the exercise of an option or to receive stock under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way by the participant other than by will or the laws of descent and distribution. Any such attempted assignment, transfer, pledge or other disposition shall be without effect, except that the Canadian Company may treat such act as an election to withdraw funds in accordance with Article VIII.

11.03     USE OF FUNDS

     All payroll deductions received or held by the Canadian Company under this Plan may be used by the Canadian Company for any corporate purpose and the Canadian Company shall not be obligated to segregate such payroll deductions.

11.04     ADJUSTMENT UPON CHANGES IN CAPITALIZATION

     (a) If, while any options are outstanding, the outstanding shares of Class A Common Stock of the Company have increased, decreased, changed into, or been exchanged for a different number or kind of shares or securities of the Company through reorganization, merger, recapitalization, reclassification, stock split, reverse stock split or similar transaction, appropriate and proportionate adjustments shall be made by the Committee in the number and kind of shares which are subject to purchase under outstanding options and on the option exercise price or prices applicable to such outstanding options. In addition, in any such event, the number and kind of shares which may be offered in the Offerings shall also be proportionately adjusted.

     (b) Upon the dissolution or liquidation of the Company, or upon a reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation, or upon a sale of substantially all of the assets or stock of the Company to another corporation, the holder of each option then outstanding under the Plan will thereafter be entitled to receive, no later than at the Offering Termination Date applicable to each Offering then outstanding hereunder, upon the exercise of such option and for each share as to which such option shall be exercised, as nearly as reasonably may be determined the cash, securities or property which a holder of one share of the Company's Class A Common Stock was entitled to receive upon and at the time of such transaction. The Board of Directors shall take such steps in connection with any such transaction as it shall deem necessary to assure that the provisions of this Section shall thereafter be applicable, as nearly as reasonably may be determined, in relation to the said cash, securities or property as to which such holder of such option would thereafter be entitled to receive.

11.05     EFFECTIVE DATE

     The Plan shall become effective as of July 1, 1997.

11.06     AMENDMENT AND TERMINATION OF PLAN

     (a) The Board of Directors and the Committee reserve the right to amend or terminate this Plan at any time, provided, however, that they may not increase the maximum number of shares authorized for issuance under the Plan, increase the maximum number of shares that may be purchased under the Plan by an individual participant, reduce the applicable option price per share or otherwise make any material change that would cause the Plan not to meet the requirements of the SEC's rules and regulations under

Section 16 of the Exchange Act as promulgated from time to time.

     (b) Notwithstanding the foregoing, this Plan and all rights of participants hereunder shall terminate on the earlier of: (i) the date as of which participants have exercised options to purchase a number of shares equal to or greater than the number of shares authorized for issuance hereunder; or (ii) the date as of which the Committee or the Board of Directors terminates the Plan. Upon termination, all payroll deductions shall cease and all amounts credited to participants' accounts shall be equitably applied to the purchase of the shares then available hereunder and all funds accumulated hereunder but not utilized to purchase shares will be refunded, without interest.

11.07     NO EMPLOYMENT RIGHTS

     The Plan does not, directly or indirectly, create any right for the benefit of any employee or class of employees to purchase any shares under the Plan, or create in any employee or class of employees any right with respect to continuation of employment by the Company or the Canadian Company, and it shall not be deemed to interfere in any way with the right of the Company or the Canadian Company to terminate, or otherwise modify, an employee's employment at any time.

11.08     EFFECT OF PLAN

     The provisions of the Plan shall, in accordance with its terms, be binding upon, and inure to the benefit of, all successors of each employee participating in the Plan, including, without limitation, such employee's estate and the executors, administrators or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy or representative of creditors of such employee.

11.09     GOVERNING LAW

     The law of the State of Delaware will govern all matters relating to this Plan, without giving effect to principles of conflict of laws, and except to the extent it is superseded by the laws of the United States.

11.10     PLAN EXPENSES

     The Company shall bear all expenses incurred in connection with the administration of the Plan, including all registration fees and Transfer Agent charges.

                                            Exhibit 5.1
June 17, 1997



ACC Corp.
400 West Avenue
Rochester, New York  14611

Ladies and Gentlemen:

     I am Corporate Counsel of ACC Corp., a Delaware corporation
("ACC").

     With respect to the Registration Statement on Form S-8 (the "Registration Statement") filed today by ACC with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended, 200,000 shares of Class A Common Stock, $.015 par value, of ACC (the "Shares") to be purchased by participants under the Canadian Employee Stock Purchase Plan (the "Plan"), I have examined originals or copies, certified or otherwise identified to my satisfaction, of such corporate records, certificates, and other documents and instruments, and such questions of law, as I have considered necessary or desirable for the purpose of this opinion.

     Based on the foregoing, I am of the opinion that the Shares will, when the Registration Statement has become effective and the Shares have been issued and delivered as contemplated in the Plan, be legally issued, fully paid, and non-assessable.

     I consent to the filing of this opinion as an exhibit to the Registration Statement.

              Very truly yours,



              Sarah M. Ayer-Gudell
              Corporate Counsel

                                            Exhibit 23.2

     CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated January 24, 1997, included in ACC Corp.'s Form 10-K for the year ended December 31, 1996 and all references to our Firm included in this registration statement.

                    s/ Arthur Andersen LLP

Rochester, New York
June 13, 1997